Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2018

SECOND QUARTER RESULTS

CHICAGO, September 11, 2018. Claire’s Stores, Inc. (the “Company”), one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids, today reported its financial results for the fiscal 2018 second quarter, which ended August 4, 2018.

Second Quarter Results

The Company reported net sales of $314.4 million for the fiscal 2018 second quarter, a decrease of $2.2 million or 0.7% compared to the fiscal 2017 second quarter. Net sales were affected by the effect of company-operated and concession store closures, partially offset by a favorable foreign currency translation effect of our non-U.S. net sales, an increase in new and same store company-operated store sales and increased franchisees sales. Net sales would have decreased 1.9% excluding the impact of foreign currency exchange rate changes.

Consolidated same store sales increased 0.1%, with North America same store sales increasing 4.4% and Europe same store sales decreasing 6.3%. The Company computes same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates. For the fiscal 2018 third quarter-to-date period, consolidated same store sales have increased approximately 2%, with North America outperforming Europe.

Gross profit percentage increased 180 basis points to 50.8% during the fiscal 2018 second quarter versus 49.0% for the prior year quarter. The increase in gross profit percentage consisted of a 100 basis point decrease in occupancy costs and by an 80 basis point increase in merchandise margin. The decrease in occupancy costs, as a percentage of net sales, resulted primarily from the cost reductions associated with store closures. The increase in merchandise margin percentage resulted primarily from a favorable foreign currency translation effect.

Selling, general and administrative expenses decreased $1.3 million, or 1.2%, compared to the fiscal 2017 second quarter. As a percentage of net sales, selling, general and administrative expenses decreased 20 basis points compared to the three months ended July 29, 2017. Excluding an unfavorable $1.4 million foreign currency translation effect, selling, general, and administrative expenses would have decreased by $2.7 million. Excluding the foreign currency translation effect, the decrease was primarily due to decreased compensation-related expense, including concession store commission expense.

Adjusted EBITDA in the fiscal 2018 second quarter was $54.2 million compared to $47.4 million last year. Adjusted EBITDA would have been $53.8 million excluding the foreign currency translation effect in the second quarter of 2018. The Company defines Adjusted EBITDA as earnings before income taxes, net interest expense, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, and reorganization items. Adjusted EBITDA excludes management fees, severance, the impact of transaction-related costs and certain other items. A reconciliation of net loss to Adjusted EBITDA is attached.

As of August 4, 2018, cash and cash equivalents were $69.4 million. The Company had an additional $65.6 million of borrowing availability under its debtor-in-possession credit facility as of August 4, 2018, net of applicable reserves. The fiscal 2018 second quarter cash balance increase of $13.3 million consisted of positive impacts of $54.2 million of Adjusted EBITDA, partially offset by $15.5 million for payment of reorganization items, $12.7 million from seasonal working capital uses, $4.8 million of cash interest payments, $4.0 million of capital expenditures, $3.0 million for payment of current portion of long-term debt, $0.5 million for tax payments and $0.4 million in debtor-in-possession financing costs.

Store Count as of:	August 4, 2018	February 3, 2018	July 29, 2017
North America	1,466	1,568	1,614
Europe	1,005	1,026	1,046

Subtotal Company-operated	2,471	2,594	2,660

Franchise	687	722	650

Total global stores	3,158	3,316	3,310

Concession stores	6,631	970	860

Chapter 11 Proceedings

On March 19, 2018, the Company and certain of its domestic subsidiaries (together with the Company, the “Debtors”), commenced voluntary chapter 11 cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors commenced the Chapter 11 Cases to eliminate a substantial portion of debt from the Company’s balance sheet and to position Claire’s for long-term success. Holders of approximately 98.3% of the Company’s first lien debt, 17.4% of its second lien notes, and 98.8% of its unsecured notes support the Debtors’ restructuring.

The Chapter 11 Cases are being jointly administered for procedural purposes only under the caption In re Claire’s Stores, Inc., et al., Case No. 18-10584 (MFW). Additional information regarding the Chapter 11 Cases is available in our filings with the Securities and Exchange Commission (the “SEC”), including our Current Reports on Form 8-K filed on March 19, 2018 and April 5, 2018 and our Annual Report on Form 10-K filed on April 20, 2018. Claire’s expects to operate its business in the ordinary course during its restructuring process, and its Claire’s® and Icing® locations worldwide will continue to provide their customers with the assortment of products and quality of service they have come to expect to find in the Company’s stores.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its stores under two brand names: Claire’s® and Icing®. As of August 4, 2018, Claire’s Stores, Inc. operated 2,471 stores in 17 countries throughout North America and Europe, excluding 6,631 concession locations. The Company franchised 687 stores in 28 countries primarily located in the Middle East, Central and Southeast Asia and Central and South America, Southern Africa, and Russia. More information regarding Claire’s Stores is available on the Company’s corporate website at www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: our level of indebtedness; general economic conditions; changes in consumer preferences and consumer spending; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; competition; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through other channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our company-operated store base, expand our international store base through franchise or similar licensing arrangements or expand our store base through store concessions; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including laws and regulations governing the sale of our products, particularly regulations relating to heavy metals and chemical content in our products; changes in anti-bribery laws; changes in employment laws, including laws relating to overtime pay, tax laws and import laws; product recalls; increases in the costs of healthcare for our employees; increases in the cost of labor; labor disputes; loss of key members of management; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. Risks and uncertainties relating to any capital restructuring initiative include: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate as a debtor in possession in chapter 11, risks associated with motions filed and relief sought by third parties in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects and increased legal and other professional costs necessary to execute the Company’s reorganization; risks and uncertainties associated with the transactions contemplated by the Debtors’ debtor-in-possession financing and restructuring support agreement, including satisfaction of the conditions thereto, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control, including the negotiation of terms, conditions and provisions related thereto; the ability of the Debtors to obtain requisite support for the restructuring and a chapter 11 plan of reorganization from various stakeholders; the ability of the Company to continue as a going concern; the ability of the Debtors to confirm a chapter 11 plan of reorganization; and the effects of disruption from the Chapter 11 Cases and any restructuring transactions pursued or consummated in connection therewith or relating thereto, making it more difficult to maintain business, financing and operational relationships, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives and to maintain various licenses and approvals necessary for the Company to conduct its business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s most recent Annual Report on Form 10-K and other filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: www.clairestores.com.

Contact Information

Scott Huckins, Executive Vice President and Chief Financial Officer

Phone: (847) 765-1100, or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

SECOND FISCAL QUARTER

	Three Months Ended	Three Months Ended
	August 4, 2018	July 29, 2017
Net sales	$314,448	$316,637
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	154,723	161,583

Gross profit	159,725	155,054

Other expenses (income):
Selling, general and administrative	111,459	112,774
Depreciation and amortization	13,709	10,890
Severance and transaction-related costs	629	389
Other income, net	(3,348)	(2,171)

	122,449	121,882

Operating income	37,276	33,172
Reorganization items, net (1)	30,453	—
Interest expense, net	5,072	43,394

Income (loss) before income tax expense	1,751	(10,222)
Income tax expense	5,040	10,266

Net loss	$(3,289)	$(20,488)

(1) Represents Chapter 11 post-petition items recorded during the three months ended August 4, 2018.

	Six Months Ended	Six Months Ended
	August 4, 2018	July 29, 2017
Net sales	$625,454	$616,258
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	310,371	313,371

Gross profit	315,083	302,887

Other expenses (income):
Selling, general and administrative (2)	237,240	223,286
Depreciation and amortization	26,903	22,093
Severance and transaction-related costs	1,005	532
Other income, net	(7,354)	(4,872)

	257,794	241,039

Operating income	57,289	61,848
Reorganization items, net (3)	40,462	—
Interest expense, net	29,961	86,974

Loss before income tax expense	(13,134)	(25,126)
Income tax benefit	1,786	2,120

Net loss	$(14,920)	$(27,246)

(2) Includes $8.6 million of Chapter 11 pre-petition costs incurred during the six months ended August 4, 2018.

(3) Represents Chapter 11 post-petition items recorded during the six months ended August 4, 2018.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	August 4, 2018	February 3, 2018
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash	$69,445	$42,446
Inventories	148,331	134,690
Prepaid expenses	36,889	32,284
Other current assets	21,737	26,858

Total current assets	276,402	236,278

Property and equipment:
Furniture, fixtures and equipment	208,288	223,644
Leasehold improvements	279,104	301,338

	487,392	524,982
Accumulated depreciation and amortization	(387,631)	(405,284)

	99,761	119,698

Leased property under capital lease:
Land and building	18,055	18,055
Accumulated depreciation and amortization	(7,667)	(7,216)

	10,388	10,839

Goodwill	1,132,575	1,132,575
Intangible assets, net of accumulated amortization of $88,005 and $87,295, respectively	450,145	457,078
Other assets	61,107	44,255

	1,643,827	1,633,908

Total assets	$2,030,378	$2,000,723

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Current portion of long-term debt, net	$84,732	$1,894,039
Debtor-in-possession term loan	60,000	—
Trade accounts payable	55,272	62,965
Income taxes payable	14,096	4,049
Accrued interest payable	1,083	56,182
Accrued expenses and other current liabilities	101,216	94,934

Total current liabilities	316,399	2,112,169

Long-term debt, net	208,847	250,355
Obligation under capital lease	15,718	15,970
Deferred tax liability	29,179	32,614
Deferred rent expense	31,557	34,851
Unfavorable lease obligations and other long-term liabilities	8,646	10,040

	293,947	343,830

Liabilities subject to compromise	1,905,215	—
Commitments and contingencies
Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	630,794	630,719
Accumulated other comprehensive loss, net of tax	(40,364)	(25,302)
Accumulated deficit	(1,075,613)	(1,060,693)

	(485,183)	(455,276)

Total liabilities and stockholder’s deficit	$2,030,378	$2,000,723

Net Loss Reconciliation to Adjusted EBITDA

Adjusted EBITDA represents net income (loss), adjusted to exclude income taxes, interest expense and income, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, reorganization items, management fees, severance and transaction related costs, and certain non-cash and other items. We use Adjusted EBITDA as an important tool to assess our operating performance. We consider Adjusted EBITDA to be a useful measure in highlighting trends in our business. We reinforce the importance of Adjusted EBITDA with our bonus eligible associates by using this metric in our annual performance bonus program. We believe that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, Adjusted EBITDA is defined in the covenants contained in our debt agreements and it is the metric we use to communicate our financial performance to our debt investors.

Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to represent cash flow from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of using Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect our cash used for capital expenditures;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on our indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended August 4, 2018	Three Months Ended July 29, 2017	Six Months Ended August 4, 2018	Six Months Ended July 29, 2017
Net loss	$(3,289)	$(20,488)	$(14,920)	$(27,246)
Income tax expense	5,040	10,266	1,786	2,120
Interest expense	5,096	43,400	30,005	86,988
Interest income	(24)	(6)	(44)	(14)
Depreciation and amortization	13,709	10,890	26,903	22,093
Reorganization items, net (a)	30,453	—	40,462	—
Amortization of intangible assets	847	794	2,516	1,862
Stock compensation and book to cash rent (b)	(1,294)	(178)	(2,792)	(572)
Consulting expenses and management fees (c)	126	552	8,716	1,347
Other (d)	3,529	2,164	3,487	2,618

Adjusted EBITDA	$54,193	$47,394	$96,119	$89,196

a)	Represents reorganization items recorded in connection with the Company’s post-petition Chapter 11 activities.

b)

Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations.

c)	Includes: non-recurring consulting expenses and the former management fee paid to Apollo Management and Cowen Group, Inc.

d)

Includes: non-cash losses on property and equipment primarily associated with remodels, relocations and closures and non-cash asset write-offs; other payments associated with store closures; costs, including third party charges, compensation, incurred in conjunction with the relocation of new employees and retention of current employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; store pre-opening costs; and severance and transaction- related costs.